Exhibit (c)(13)

- Preliminary Draft: Highly Confidential & For Discussion Purposes Only - Implied Pelican Metrics at Various Illustrative Prices 20% Cash All Stock Consideration Implied Toucan [***] Implied Price Transaction % PF Pelican Stock Consid / % PF Pelican Stock Consid / Equity 1 2 3 < l < < per Share 30D ADTV Ownership 30D ADTV Value Value l Ownership l Pelican Share $14.65 $1,724 $1,514 9.6% 2.8x [***] Price Today 15.00 1,767 1,557 9.8% 2.8x 17.00 2,011 1,801 11.0% 3.2x 17.50 2,072 1,862 11.3% 3.3x ..--.--��-���-���-���-���-���-���-���-���-���-���-���-���-- -. 1 1 18.00 2,133 1,923 11.6% 3.4X I .___ �- �- �- �- �- �- �- �- �- �- �- �- �- �- �- �- �- �- �- �- �- �- �- �- �- �- 3.5x 18.50 2,195 1,984 11.9% ___ __ ___ ____ 19.00 2,256 2,045 12.2% 3.6x [***] 1/10/26 19.50 2,317 2,107 12.5% 3.7x _ _ _ Offer Range __ __ __ ___ L -- _ ;� �� - - - - - - _ ;�!;:_ ------���;; ___ ----�!:�� -------- :::: ------ 20.75 2,470 2,260 13.2% 4.0x � 21.00 2,501 2,290 13.4% 4.0x 21.50 2,562 2,352 13.7% 4.lx 22.00 2,623 2,413 13.9% 4.2x [***] Metrics 7.18mm 7 Source: Pelican Management, public filings, FactSet, and Bloomberg as of 7 /9/26. Note: Dollars in millions, except per share data. (1) Based on fully diluted Pelican shares outstanding: basic shares of 106.4mm as of 6/30/26 and dilution under treasury stock method (TSM) of 15.2mm stock options with a weighted-average exercise price (WAEP) of $5.21, 0.6mm RSUs, and 0.6mm PSUs (assumed not achieved in standalone/ current soenario and assumed achieved at 1000/4 of target in transaction scenario) all as of 6/30/26. (2) Based on 5 $212mm cash and cash equivalents as of 6/30/26 and $2mm of software loans treated as debt as of 6/30/26, per Pelican Management. (3) Adjusted to reflect Toucan's existing ownership of 13,039,067 Pelican shares, which are excluded from purchase consideration and pro forma ownership. (***) indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.